Exhibit 10.5

CENTRICUS ACQUISITION CORP.
Byron House, 7-9 St. James’s Street
London SW1A 1EE
United Kingdom

February 3, 2021

Centricus Heritage LLC
c/o Byron House, 7-9 St. James’s Street
London SW1A 1EE
United Kingdom

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Centricus Acquisition Corp. (the “Company”) and Centricus Heritage LLC (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

i.	The Sponsor shall make available, or cause to be made available, to the Company, directly or indirectly including through any of its affiliates, at Byron House, 7-9 St. James’s Street, London SW1A 1EE, United Kingdom (or any successor location of the Sponsor or any other existing office locations of the Sponsor), certain office space, utilities, and secretarial and administrative support as may be reasonably required by the Company from time to time. In exchange therefor, the Company shall pay the Sponsor the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

ii.	The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles. This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

CENTRICUS ACQUISITION CORP.

By:	/s/ Garth Ritchie
Name: Garth Ritchie Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

CENTRICUS HERITAGE LLC

By:	/s/ Nizar Al-Bassam
Name: Nizar Al-Bassam Title: Manager

By:	/s/ Garth Ritchie
Name: Garth Ritchie Title: Manager

By:	/s/ Manfredi Lefebvre d’Ovidio
Name: Manfredi Lefebvre d’Ovidio Title: Manager

By:	/s/ Cristina Levis
Name: Cristina Levis Title: Manager